                                                                    EXHIBIT 99.1

NEWS RELEASE

                    MARVELL(R) TECHNOLOGY GROUP LTD. REPORTS
                    RECORD FIRST QUARTER FISCAL 2005 RESULTS

         Q1 NET REVENUES INCREASE 60% FROM PRIOR YEAR TO $269.6 MILLION

Sunnyvale, CA. (May 20, 2004) -- Marvell(R) Technology Group Ltd. (NASDAQ:
MRVL), the technology leader in the development of extreme broadband communications and storage solutions, today reported financial results for its first fiscal quarter ended May 1, 2004.

Net revenue for the first quarter of fiscal 2005 was a record $269.6 million, an increase of 60% over net revenue of $168.3 million for the first quarter of fiscal 2004 and a 11% sequential increase from net revenue of $243.3 million for the fourth quarter of fiscal 2004. Net income under generally accepted accounting principles (GAAP) was $14.5 million, or $0.10 per share (diluted), for the first quarter of fiscal 2005, compared with a net income under GAAP of $4.4 million, or $0.03 per share (diluted), for the first quarter of fiscal 2004.

Marvell reports net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis, referred to as pro forma. Pro forma net income, where applicable, excludes the effect of amortization and write-off of acquired intangible assets and other, and amortization of stock-based compensation. Pro forma net income was $49.1 million, or $0.34 per share (diluted), for the first quarter of fiscal 2005, compared with pro forma net income of $24.5 million, or $0.19 per share (diluted), for the first quarter of fiscal 2004. Shares used in computing pro forma net income per share for the first quarter of fiscal 2005 increased to
146.1 million, compared with 129.6 million for the first quarter of fiscal 2004.

These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. A reconciliation of GAAP net income to pro forma net income is included in the financial statements portion of this release as well as on our website in the Investors section at www.marvell.com.

Marvell's management believes the non-GAAP information is useful because it can enhance the understanding of the Company's ongoing economic performance and Marvell therefore uses pro forma reporting internally to evaluate and manage the Company's operations. Marvell has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the Company analyzes its operating results.

"Q1 was another very successful quarter for Marvell. Our financial results reflect the hard work and dedication of our employees, the strong positioning of our world class technologies and the support of our customers and partners," stated Dr. Sehat Sutardja, Marvell's President and CEO. "Our solid execution is driving strong revenue growth and momentum in both the Enterprise and Consumer markets. Also, we continue to receive strong design activity for our new Linear DSP power management products, the DSP Switcher(TM) and this week's announcement of our high-performance embedded microprocessors marks a major strategic move that will further enable us to offer superior products to our customers while greatly expanding our high volume market opportunities."

Revenue for the first quarter was a record for Marvell and represented the 26th consecutive quarter for sequential revenue growth. Also, the 11% sequential increase in first quarter revenue was Marvell's 10th consecutive quarter where sequential revenue growth was greater than 10%. The following is a review of some of the recent highlights that occurred since our last earnings release:

      - This week, Marvell announced its first family of high performance embedded microprocessors that support the ARM architecture. The new microprocessors incorporate advanced RISC design techniques normally found in high-end microprocessors and achieve 500+MHz-operating frequencies using standard foundry CMOS processes. By using Marvell proprietary, targeted custom design techniques, the new microprocessors are able to achieve many times the typical operating speed of fully synthesizable processor cores. This important initiative of integrating high-performance embedded microprocessors in Marvell's system-on-chip and custom ASIC products enables Marvell to offer its customers very advanced and highly integrated solutions broadly across many diverse end applications and markets.

      - Q1 was another very strong quarter for Marvell's storage electronics for the hard disk drive market. The hard disk drive market continues to offer large revenue growth opportunities for Marvell and is now expected to grow over $3 billion this year. During the quarter Marvell enjoyed strong revenue growth from continued market share gains in the traditional hard disk drive market. Additionally, the emerging consumer small form factor drive market continues to grow as these exciting drives are designed into a variety of consumer electronic devices. Marvell continues to aggressively expand its technological capabilities for these rapidly growing consumer small form factor drives and is partnering closely with its customers to drive rapid adoption of this storage technology.

      - Marvell continues to have great success in driving the adoption of WLAN into consumer electronic devices by offering the highest performance, lowest power and smallest form factor products enabling for the most cost effective designs. During the quarter, Marvell further increased its number of designs with large consumer electronics OEMs. Marvell's WLAN solutions are now designed into such high volume applications as cellular handsets, gaming devices, PDA's, and emerging home entertainment multimedia client devices.

      - The accelerating adoption of Gigabit Ethernet for infrastructure switching continues to drive revenue growth for Marvell's Alaska(TM) Gigabit PHYs and Prestera(TM) Switch Family. This week, Marvell once again raised the technology bar by achieving an industry milestone with the introduction of the world's lowest power of under 0.5 watt per port and most advanced Gigabit Ethernet (GbE) copper PHY technology. The Alaska GbE PHY family is also further enhanced with advanced proprietary Mixed-Signal, Digital Signal Processing and power management techniques, which enables the highest density and most compact form-factor Gigabit switches on the market today.
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      -     Marvell also introduced new innovative WLAN technology to enable new applications and its customers to quickly develop highly differentiated products. Marvell's All-into-1 technology for the first time allows the integration of many WLAN functions into a single device that were previously separate functions handled by multiple devices. Now, in just a size of a credit card, one can add wireless capability to any Ethernet enabled device, extend the range of any 802.11 g/b Access Point or wireless router, provide easier setup for broadband wireless gaming over the Internet, allow personal 54Mbps `hot-spot' connectivity, and much more. In addition, Marvell also demonstrated LiveAP(TM) at the Networld + Interop tradeshow in Las Vegas last week. LiveAP(TM) is an embedded access point product that utilizes Marvell's extreme low power and integrated processor technology to offer "on-demand" access to the wireless network and Internet even when the host device is turned off.

Marvell will be conducting a conference call today at 1:45 p.m. PT to discuss its first quarter financial results. To listen to the conference call, investors can dial (706) 679-0800 approximately ten minutes prior to the initiation of the teleconference and refer to conference code 7270279. Replay of the conference call will be available until May 27, 2004 at midnight PDT by dialing (706) 645-9291. The conference call will also be available via the web at www.marvell.com. Please visit the Investor Events section. Replay on the Internet will be available until May 20, 2005.

ABOUT MARVELL

Marvell (NASDAQ: MRVL) is the leading global semiconductor provider of complete broadband communications and storage solutions. The Company's diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the terms "Company" and "Marvell" refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd. (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and SysKonnect GmbH. MSI is headquartered in Sunnyvale, Calif., and designs, develops and markets products on behalf of MIL and MAPL. MSI may be contacted at (408) 222-2500 or at www.marvell.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This release contains forward-looking statements based on projections and assumptions about our products and our markets. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should," and their variations identify forward-looking statements. These statements include those relating to expanding high volume market opportunities through high-performance embedded microprocessors, revenue growth opportunities for Marvell in the hard disk market, partnering with customers to drive rapid adoption of small form factor disk drive technology, our continuing revenue growth being driven by the accelerating adoption of Gigabit Ethernet for infrastructure switching and by the continued adoption of our Wireless and Storage products our expectations regarding our products and new technology reaching many new large volume markets and applications such as consumer electronics. Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements. These statements are not guarantees of results and are subject to risks and uncertainties. Some risks and uncertainties that may adversely impact the statements in this release include, but are not limited to, the timing, cost and successful completion of development and volume production, end-customer qualification and adoption, and the timing, pricing, rescheduling, or cancellation of orders. For other factors that could cause Marvell's results to vary from expectations, please see the sections titled "Additional Factors That May Affect Future Results" in Marvell's annual report on Form 10-K for the fiscal year ended January 31, 2004. We undertake no obligation to revise or update publicly any forward-looking statements.

Marvell(R) and the Marvell logo are trademarks of Marvell. All other trademarks are the property of their respective owners.

                          MARVELL TECHNOLOGY GROUP LTD.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   THREE MONTHS ENDED
                                                  ---------------------
                                                   MAY 1,       MAY 3,
                                                    2004         2003
                                                   ------       ------
Net revenue                                       $269,577     $168,283
Cost of goods sold                                 127,836       76,113
                                                  --------     --------
Gross profit                                       141,741       92,170
Operating expenses:
   Research and development                         63,272       46,639
   Selling and marketing                            18,701       15,463
   General and administrative                        6,837        3,580
   Amortization of stock-based compensation          1,388          658
   Amortization/write-off of acquired
      intangible assets and other                   33,258       19,448
                                                  --------     --------
      Total operating expenses                     123,456       85,788
                                                  --------     --------
Operating income                                    18,285        6,382
Interest and other income, net                       1,672        1,311
                                                  --------     --------
Income before income taxes                          19,957        7,693
Provision for income taxes                           5,460        3,336
                                                  --------     --------
Net income                                        $ 14,497     $  4,357
                                                  ========     ========

Basic net income per share                        $   0.11     $   0.04
                                                  ========     ========
Diluted net income per share                      $   0.10     $   0.03
                                                  ========     ========

Weighted average shares -- basic                   132,239      121,336
                                                  --------     --------
Weighted average shares -- diluted                 146,092      129,573
                                                  --------     --------

                          MARVELL TECHNOLOGY GROUP LTD.
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                THREE MONTHS ENDED
                                               ---------------------
                                                MAY 1,       MAY 3,
                                                 2004         2003
                                                ------       ------
Net revenue                                    $269,577     $168,283
Cost of goods sold                              127,836       76,113
                                               --------     --------
Gross profit                                    141,741       92,170
Operating expenses:
   Research and development                      63,272       46,639
   Selling and marketing                         18,701       15,463
   General and administrative                     6,837        3,580
                                               --------     --------
      Total operating expenses                   88,810       65,682
                                               --------     --------
Operating income                                 52,931       26,488
Interest and other income, net                    1,672        1,311
                                               --------     --------
Income before income taxes                       54,603       27,799
Provision for income taxes                        5,460        3,336
                                               --------     --------
Pro forma net income                           $ 49,143     $ 24,463
                                               ========     ========

Basic pro forma net income per share           $   0.37     $   0.20
                                               ========     ========
Diluted pro forma net income per share         $   0.34     $   0.19
                                               ========     ========

Weighted average shares -- basic                132,239      121,336
                                               --------     --------
Weighted average shares -- diluted              146,092      129,573
                                               --------     --------
RECONCILIATION OF GAAP NET INCOME
 TO PRO FORMA NET INCOME:
GAAP net income                                $ 14,497     $  4,357
Amortization of stock-based compensation          1,388          658
Amortization/write-off of acquired
   intangible assets and other                   33,258       19,448
                                               --------     --------
Pro forma net income                           $ 49,143     $ 24,463
                                               ========     ========

The above pro forma statements of operations are for informational purposes only and are provided for understanding our operating results. The pro forma statements of operations have not been prepared in accordance with GAAP, should not be considered a substitute for our historical financial information prepared in accordance with GAAP and may be different from pro forma measures used by other companies. The pro forma income has been derived by adjusting the net income under generally accepted accounting principles for the impact of non cash stock-based compensation charges, non-cash charges associated with purchase accounting and other write-off related expenses.

                          MARVELL TECHNOLOGY GROUP LTD.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                    MAY 1,       JANUARY 31,
                                                     2004           2004
ASSETS                                            -----------    -----------
Current assets:
  Cash and cash equivalents                       $   245,875    $   224,399
  Short-term investments                              175,537        161,872
  Accounts receivable, net                            151,453        136,513
  Inventory, net                                      108,018         91,785
  Prepaid expenses and other current assets            18,403         18,713
                                                  -----------    -----------
     Total current assets                             699,286        633,282
Property and equipment, net                           148,295        150,711
Goodwill and acquired intangible assets             1,601,033      1,615,084
Other noncurrent assets                                37,028         37,394
                                                  -----------    -----------
     Total assets                                 $ 2,485,642    $ 2,436,471
                                                  ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                $   106,431    $   121,190
  Accrued liabilities                                  51,584         36,823
  Income taxes payable                                  6,981          2,155
  Deferred income                                      21,423         12,996
  Current portion of capital lease obligations         10,821         10,747
                                                  -----------    -----------
     Total current liabilities                        197,240        183,911
Capital lease obligations                              17,331         20,950
Other long-term liabilities                            40,991         40,769
                                                  -----------    -----------
     Total liabilities                                255,562        245,630
                                                  -----------    -----------

Shareholders' equity:
  Common stock                                            266            263
  Additional paid-in capital                        2,897,403      2,872,545
  Deferred stock-based compensation                    (6,362)        (7,945)
  Accumulated other comprehensive income (loss)          (945)           757
  Accumulated deficit                                (660,282)      (674,779)
                                                  -----------    -----------
     Total shareholders' equity                     2,230,080      2,190,841
                                                  -----------    -----------
     Total liabilities and shareholders' equity   $ 2,485,642    $ 2,436,471
                                                  ===========    ===========